UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 23rd Street New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

(347) 719-4312

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2018, the board of directors of Blue Apron Holdings, Inc. (the “Company”) appointed Tim Bensley as the Company’s Chief Financial Officer and Treasurer, effective as of the commencement of Mr. Bensley’s employment with Blue Apron, LLC, which is contemplated to be May 21, 2018.  Mr. Bensley will assume the Chief Financial Officer and Treasurer roles from Bradley J. Dickerson, who will continue to serve as the Company’s President and Chief Executive Officer and as a member of the board of directors.  Mr. Bensley will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Bensley, 59, served as chief financial officer of Acosta, Inc., a sales and marketing company for consumer-packaged goods companies, from June 2015 to October 2017.  From 1986 to April 2015, Mr. Bensley served in multiple positions at PepsiCo, Inc., a multinational food, snack and beverage company, including chief financial officer of Pepsi Cola North America from 2008 to 2010, chief financial officer of PepsiCo Americas Foods from 2010 to 2012 and senior vice president, global transformation from 2012 to April 2015.  Mr. Bensley holds a B.S. degree in engineering from the United States Military Academy at West Point and an M.S. degree in project management from Boston University.

Pursuant to the terms of his employment offer letter with Blue Apron, LLC (the “Offer Letter”), Mr. Bensley will be entitled to the following compensation, subject to the commencement of his employment and, as applicable, approval by the compensation committee of the Company’s board of directors (the “Compensation Committee”):

Base Salary. Mr. Bensley’s annual base salary will be $400,000.

Bonus.  Mr. Bensley will be eligible to receive a discretionary annual performance-based target cash bonus equal to 75% of his annual base salary, based on achievement of certain corporate and individual performance goals.

Equity Compensation.  In connection with his appointment, the Company will grant Mr. Bensley a restricted stock unit award (the “RSU Award”) under the Company’s 2017 Equity Incentive Plan (the “Plan”) for such number of shares of the Company’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), having an aggregate target value of $750,000 (the “Target Value”). The RSU Award will be scheduled to vest over four years.  In addition, in connection with his appointment, the Company will grant Mr. Bensley a one-time, performance-based option to purchase shares of Class A Common Stock at an exercise price per share equal to the closing price of the Class A Common Stock on the New York Stock Exchange on the date of grant (or, if the date of grant is not a trading day, the closing price on the immediately preceding trading day), with vesting conditions tied to the Company’s achievement of certain performance and stock price goals.  Mr. Bensley will also be eligible to receive an annual equity award at the Target Value, which award is expected to vest over four years.  All equity grants to Mr. Bensley will be subject to the terms of the Plan and the applicable award agreement.

Termination of Employment and Payments.  In connection with his appointment, Mr. Bensley will be a “Covered Employee” under the Company’s Executive Severance Benefits Plan, which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q on May 3, 2018 and is described under “Executive Compensation—Potential Payments Upon Termination or Change in Control” in the Company’s definitive proxy statement for the 2018 annual meeting of stockholders filed with the U.S. Securities and Exchange Commission on April 26, 2018.

Item 7.01        Regulation FD Disclosure.

On May 17, 2018, the Company announced Mr. Bensley’s appointment as Chief Financial Officer and Treasurer by a press release, which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B-2 of Form 8-K, the information set forth in or incorporated by reference into this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release dated May 17, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: May 17, 2018	By:	/s/ Benjamin C. Singer
Benjamin C. Singer
General Counsel and Secretary